Baker Tilly Virchow Krause, LLP 225 S Sixth St, Ste 2300 Minneapolis, MN 55402-4661 tel 612 876 4500 fax 612 238 8900 bakertilly.com

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Vascular Solutions, Inc. of our reports dated February 2, 2010, relating to the consolidated financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, appearing in Vascular Solutions, Inc.’s annual report on Form 10-K for the year ended December 31, 2009.

Minneapolis, MN
April 21, 2010